For more information, contact:

Katharine Raymond

Investor Relations Coordinator

Acxiom Corporation

(501) 342-1321

Dale Ingram

Public Relations Leader

Acxiom Corporation

(501) 342-4346

EACXM

Acxiom Reports Fourth-Quarter, Fiscal-Year Results

Results in line with Financial Road Map

LITTLE ROCK, Ark. -- May 17, 2006 - Acxiom Corporation (Nasdaq: ACXM) today reported fourth-quarter and full-year financial results for fiscal 2006 ended March 31, 2006. Fourth-quarter results include revenue of $344.3 million, income from operations of $44.6 million, diluted earnings per share of $.26, operating cash flow of $74.2 million and free cash flow of $52.5 million.

Full 2006 fiscal-year results include revenue of $1.333 billion, income from operations of $131.1 million and diluted earnings per share of $.71. These results include the impact of net pre-tax charges of $15.8 million described in our second quarter earnings release, which reduced diluted EPS by $.12. Operating cash flow for the year was $275.8 million and free cash flow was $201.8 million, both record results. Acxiom will hold a conference call at 4:30 p.m. CDT today to discuss this information further. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com. The Company will reference presentation slides that will be available on the website prior to the call.

"We have accomplished what we said we would after a challenging first quarter of the fiscal year," Company Leader Charles D. Morgan said. "We met or exceeded all of our fiscal year Financial Road Map targets for total company performance and U.S. results. International revenue results for the year were at the high end of the revised Road Map range that we set after Q1 and exceeded the adjusted operating margin target for the full year that we set after Q3 results. Our cash flow reached a record level, we have an impressive list of new contracts and the committed pipeline is promising. Based on our team's execution of the strategies for the business, we are confident that the revenue and earnings will be in line with the fiscal 2007 projections in the Financial Road Map."

Fourth-quarter highlights:

•	Revenue of $344.3 million, a 7 percent increase over $322.5 million in the fourth quarter of fiscal 2005.
•	U.S. revenue of $295.8 million, a 10 percent increase over $269.8 million in the fourth quarter of fiscal 2005.
•	International profit margin of 7% compared to negative 1% in the fourth quarter a year ago.
•	Income from operations of $44.6 million, a 94 percent increase from $23.0 million the year before.
•	Diluted earnings per share of $.26, up 63 percent from $.16 in the same period a year ago.
•

Operating cash flow of $74.2 million and free cash flow of $52.5 million. The free cash flow of $52.5 million is a non-GAAP financial measure, and a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this press release.

•	New contracts that are expected to deliver $20 million in annual revenue and renewals that total $64 million in annual revenue.
•	Committed new deals in the pipeline that are expected to generate $61 million in annual revenue.

Morgan noted that Acxiom recently completed contracts with General Motors, U.S. Bancorp, LaSalle Bank, Deluxe Corporation, SunTrust Banks, Inc., PRIMEDIA Inc., Columbian Chemicals Company, TransUnion and Safety-Kleen Systems, Inc.

Fiscal 2006 highlights:

•	Revenue of $1.333 billion, up 9 percent from $1.223 billion a year ago, an increase of $110 million in annual revenue.
•	U.S. revenue of $1.148 billion, up 14% from $1.011 billion a year ago, an increase of $137 million.
•

Diluted earnings per share of $.71, down 4 percent from $.74 in fiscal 2005. Fiscal 2006 earnings include the impact of net pre-tax charges of $15.8 million in the second quarter, which reduced diluted EPS by $.12.

•	Operating cash flow of $275.8 million and free cash flow of $201.8 million, both record performances for Acxiom.
•

New contracts that are expected to deliver $128 million in annual revenue and renewals that total $149 million in annual revenue. Total contract value for the new contracts completed in the fiscal year is $458 million, while total contract value for renewals is $410 million.

•	The acquisition of Digital Impact, a leading provider of integrated digital marketing solutions, based in San Mateo, California.
•

The acquisition of Insight America, a Broomfield, Colo.-based company that provides data-driven solutions, analytic tools and background screening services to help clients mitigate risks, prevent identity theft and limit fraud.

•

A technology and distribution agreement with EMC Corporation that includes $30 million from EMC to purchase the grid operating system developed by Acxiom and license certain other grid-related software.

•

The purchase of 12.1 million shares of Acxiom stock through the company's stock buy-back program at a total cost of $231.5 million. From the program's introduction in December 2002 through March 31, 2006, the Company has purchased a total of 21.2 million shares of Acxiom stock at a total cost of $390.2 million.

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Fiscal 2006 Recognition

In fiscal 2006, Acxiom:

•

Received the prestigious 21st Century Achievement Award from the Computerworld Honors Foundation for positive contributions to the global information technology revolution with the development and delivery of its grid-based Customer Information Infrastructure (CII).

•

Was named one of the "Best Places to Work in Information Technology" by Computerworld magazine, the fourth time the company has been ranked in the top 100 work environments for technology professionals.

•

Was named one of the top 30 providers of financial technology applications in the "FinTech 100," a listing of the top technology providers as complied by American Banker and the research firm Financial Insights.

•	Was ranked No. 5 for employee productivity in Gartner's list of Top 80 Worldwide IT Vendors.
•	Received the Corporate Leadership Award from the Direct Marketing Educational Foundation.
•	Saw its Digital Impact business named a "leader" among e-mail service providers in Forrester Research's annual ranking of e-mail marketing service providers ("Leader" is Forrester's highest category).

Road Map and Outlook

Fiscal 2006 U.S. revenue of $1.148 billion was within the target range of $1.140 billion to $1.160 billion included in the Company's Financial Road Map (December 31, 2005). International revenue of $184.9 million for the year was within the target range of $170 million to $190 million. Adjusted U.S. operating margin of 12.4 percent for fiscal 2006 was at the high end of the target range of 11.5 to 12.5 percent. International margin of 2.5 percent was above the target range of 1 to 2 percent that was projected in the updated Road Map adjusted for third quarter results. Return on Invested Capital for the 2006 fiscal year was 11.4% which is near the mid-point of the fiscal 2006 target range of 11 to 12 percent.

Acxiom's current Financial Road Map (March 31, 2006) reflects the Company's current expectations for fiscal year 2007, and the long-term goals reflect expected performance in fiscal 2010. For the fiscal year ended March 31, 2007, the Company estimates that: U.S. revenue will grow 7 percent to 10 percent, the U.S. operating margins will be 14 percent to 15 percent, international revenue will grow 0 percent to 5 percent and international margin will be 2 percent to 4 percent.

The financial projections stated today are based on the Company's current expectations and the assumptions and limitations set forth in the Financial Road Map (March 31, 2006). These projections are forward looking, and actual results may differ materially. These projections may be impacted by mergers, acquisitions, divestitures or other business combinations that may be completed in the future as well as the other factors set forth below.

Leadership Announcement

Morgan today also announced that, effective May 15, 2006, Frank Cotroneo joined Acxiom as chief financial officer. Cotroneo previously has served as CFO for H&R Block and MasterCard International. All financial functions including Finance and Accounting, Investor Relations, Treasury and Corporate Finance will report to Mr. Cotroneo.

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"We are thrilled to be able to add an executive of the caliber of Frank Cotroneo to Acxiom's senior leadership team," Morgan said. "Frank has served as a public-company CFO, and overseen all aspects of the financial operations of several well-respected companies. The international experience he gained in his four years as regional financial officer for MasterCard in Singapore will be a significant asset given the geographic scope of Acxiom's business."

Rodger Kline, who served as the acting chief financial officer in his role as Chief Finance and Administrative Leader during the past 16 months, will continue to serve as a member of the Board of Directors and as Chief Administrative Leader. In this role Mr. Kline will continue to be responsible for administrative processes. Functions for which Mr. Kline will be responsible include hardware and software procurement, facilities and data center support, risk management, internal audit, and physical security & information security.

About Acxiom

Acxiom Corporation (Nasdaq: ACXM) integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world. The core components of Acxiom's innovative solutions are Customer Data Integration (CDI) technology, data, database services, IT outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, with locations throughout the United States and Europe, and in Australia and China.

For more information, visit www.acxiom.com.

This release and today's conference call contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially. Such statements may include but are not necessarily limited to the following: that the Company is continuing to experience continued improvement and momentum in financial performance, that we expect that continued focus on expense controls will lead to continued improvement in operating margins, that the projected revenue, operating margin, return on assets and return on invested capital, operating cash flow and free cash flow, borrowings, dividends and other metrics referred to in the Financial Road Map attached to this release will be within the estimated ranges; that the estimations of revenue, earnings, cash flow, growth rates, restructuring charges and expense reductions will be within the estimated ranges; and that the business pipeline and our anticipated cost structure will allow us to continue to meet or exceed revenue, cash flow and other projections. The following are important factors, among others, that could cause actual results to differ materially from these forward-looking statements: The possibility that we may incur expenses related to unsolicited proposals or other efforts by others to acquire or control the Company; certain contracts may not be closed, or may not be closed within the anticipated time frames; the possibility that certain contracts may not generate the anticipated revenue or profitability; the possibility that negative changes in economic or other conditions might lead to a reduction in demand for our products and services; the possibility of an economic slowdown or that economic conditions in general will not be as expected; the possibility that the historical seasonality of our business may change; the possibility that significant customers may experience extreme, severe economic difficulty; the possibility that the integration of acquired businesses may not be as successful as planned; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that sales cycles may lengthen; the possibility that we may not be able to attract and retain qualified technical and leadership associates, or that we may lose key associates to other organizations; the possibility that we won't be able to properly motivate our sales force or other associates; the possibility that we won't be able to achieve cost reductions and avoid unanticipated costs; the

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possibility that we won't be able to continue to receive credit upon satisfactory terms and conditions; the possibility that competent, competitive products, technologies or services will be introduced into the marketplace by other companies; the possibility that we may be subjected to pricing pressure due to market conditions and/or competitive products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the Company; the possibility that changes in accounting pronouncements may occur and may impact these projections; the possibility that we won't be able to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that there will be changes in the legislative, accounting, regulatory and consumer environments affecting our business, including but not limited to litigation, legislation, regulations and customs relating to our ability to collect, manage, aggregate and use data; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services; the possibility that we may enter into short-term contracts which would affect the predictability of our revenues; the possibility that the amount of ad hoc, volume-based and project work will not be as expected; the possibility that we may experience a loss of data center capacity or interruption of telecommunication links or power sources; the possibility that we may experience failures or breaches of our network and data security systems, leading to potential adverse publicity, negative customer reaction, or liability to third parties; the possibility that postal rates may increase, thereby leading to reduced volumes of business; the possibility that our clients may cancel or modify their agreements with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that we experience processing errors which result in credits to customers, re-performance of services or payment of damages to customers; the possibility that the services of the United States Postal Service, their global counterparts and other delivery systems may be disrupted; and the possibility that we may be affected by other competitive factors.

With respect to the Financial Road Map, all of the above factors apply, along with the following which were assumptions made in creating the Financial Road Map: that the U.S. and global economies will continue to improve at a moderate pace; that global growth will continue to be strong and that globalization trends will continue to grow at an increasing pace; that Acxiom's computer and communications related expenses will continue to fall as a percentage of revenue; that the Customer Information Infrastructure (CII) grid-based environment Acxiom will continue to be implemented successfully over the next 3-4 years and that the new CII infrastructure will continue to provide increasing operational efficiencies; that the acquisitions of companies operating primarily outside of the United States will be successfully integrated and that significant efficiencies will be realized from this integration; relating to operating cash flow and free cash flow, that sufficient operating and capital lease arrangements will continue to be available to the Company to provide for the financing of most of its computer equipment and that software suppliers will continue to provide financing arrangements for most of the software purchases; relating to revolving credit line balance, that free cash flow will meet expectations and that the Company will use free cash flow to pay down bank debt, buy back stock and fund dividends; relating to annual dividends, that the Board of Directors will continue to approve quarterly dividends and will vote to increase dividends over time; relating to diluted shares, that the Company will meet its cash flow expectations and that potential dilution created through the issuance of stock options and warrants will be mitigated by continued stock repurchases in accordance with the Company's stock repurchase program. With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

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Other factors are detailed from time to time in our periodic reports and registration statements filed with the United States Securities and Exchange Commission. We believe that we have the product and technology offerings, facilities, associates and competitive and financial resources for continued business success, but future revenues, costs, margins and profits are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast.

We undertake no obligation to update the information contained in this press release, including the Financial Road Map or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

###

6

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	March 31,
	2006	2005

Revenue:
Services	257,591	235,945
Data	86,752	86,589
Total revenue	344,343	322,534

Operating costs and expenses:
Cost of revenue
Services	198,028	189,864
Data	52,142	54,602
Total cost of revenue	250,170	244,466

Selling, general and administrative	50,042	55,113
Gains, losses and nonrecurring items, net	(456)	-

Total operating costs and expenses	299,756	299,579

Income from operations	44,587	22,955

Other income (expense):
Interest expense	(7,531)	(4,302)
Other, net	135	2,376

Total other income (expense)	(7,396)	(1,926)

Earnings before income taxes	37,191	21,029

Income taxes	14,132	6,171

Net earnings	23,059	14,858

Earnings per share:

Basic	0.27	0.17

Diluted	0.26	0.16

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Twelve Months Ended
	March 31,
	2006	2005

Revenue:
Services	1,012,549	889,675
Data	320,019	333,367
Total revenue	1,332,568	1,223,042

Operating costs and expenses:
Cost of revenue
Services	778,490	697,323
Data	201,950	208,388
Total cost of revenue	980,440	905,711

Selling, general and administrative	211,541	196,123
Gains, losses and nonrecurring items, net	9,504	(984)

Total operating costs and expenses	1,201,485	1,100,850

Income from operations	131,083	122,192

Other income (expense):
Interest expense	(28,744)	(19,191)
Other, net	2,005	3,200

Total other income (expense)	(26,739)	(15,991)

Earnings before income taxes	104,344	106,201

Income taxes	40,216	36,483

Net earnings	64,128	69,718

Earnings per share:

Basic	0.73	0.80

Diluted	0.71	0.74

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Three Months Ended
	March 31,
	2006	2005

Basic earnings per share:

Numerator - net earnings	23,059	14,858

Denominator - weighted-average shares outstanding	86,981	88,216

Basic earnings per share	0.27	0.17

Diluted earnings per share:

Numerator:

Net earnings	23,059	14,858

Interest expense on convertible bonds (net of tax benefit)	-	509

	23,059	15,367

Denominator:

Weighted-average shares outstanding	86,981	88,216

Dilutive effect of common stock options, warrants and restricted stock	2,855	3,274

Dilutive effect of convertible debt	-	7,351

	89,836	98,841

Diluted earnings per share	0.26	0.16

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Twelve Months Ended
	March 31,
	2006	2005

Basic earnings per share:

Numerator - net earnings	64,128	69,718

Denominator - weighted-average shares outstanding	87,557	86,695

Basic earnings per share	0.73	0.80

Diluted earnings per share:

Numerator:

Net earnings	64,128	69,718

Interest expense on convertible bonds (net of tax benefit)	-	3,560

	64,128	73,278

Denominator:

Weighted-average shares outstanding	87,557	86,695

Dilutive effect of common stock options, warrants and restricted stock	2,732	3,721

Dilutive effect of convertible debt	-	9,030

	90,289	99,446

Diluted earnings per share	0.71	0.74

ACXIOM CORPORATION AND SUBSIDIARIES
REVENUES BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended
	March 31,
	2006	2005

US Services & Data	295,795	269,848
International Services & Data	48,548	52,686

Total Revenue	344,343	322,534

US Supplemental Information:
Services & Data Excluding IT Mgmt	206,853	186,613
IT Management Services	88,942	83,235
	295,795	269,848

International Supplemental Information:
Services & Data Excluding IT Mgmt	48,548	52,686
IT Management Services	-	-
	48,548	52,686

ACXIOM CORPORATION AND SUBSIDIARIES
REVENUES BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Twelve Months Ended
	March 31,
	2006	2005

US Services & Data	1,147,641	1,010,514
International Services & Data	184,927	212,528

Total Revenue	1,332,568	1,223,042

US Supplemental Information:
Services & Data Excluding IT Mgmt	796,506	720,437
IT Management Services	351,135	290,077
	1,147,641	1,010,514

International Supplemental Information:
Services & Data Excluding IT Mgmt	184,927	212,528
IT Management Services	-	-
	184,927	212,528

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)
	March 31,	March 31,
	2006	2005
	____________	____________
Assets
Current assets:
Cash and cash equivalents	$ 7,705	$ 4,185
Trade accounts receivable, net	261,624	250,653
Deferred income taxes	24,587	31,415
Refundable income taxes	-	1,345
Other current assets	44,937	46,034
	____________	____________
Total current assets	338,853	333,632
	____________	____________
Property and equipment	662,948	581,918
Less - accumulated depreciation and amortization	329,177	258,532
	____________	____________
Property and equipment, net	333,771	323,386
	____________	____________
Software, net of accumulated amortization	45,509	57,135
Goodwill	472,401	354,182
Purchased software licenses, net of accumulated amortization	155,518	157,999
Unbilled and notes receivable, excluding current portions	19,139	20,410
Deferred costs, net	112,817	88,851
Data acquisition costs	40,828	48,915
Other assets, net	21,662	15,369
	____________	____________
	$ 1,540,498	$ 1,399,879

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term obligations	93,518	83,005
Trade accounts payable	44,144	63,295
Accrued payroll and related expenses	32,139	27,435
Other accrued expenses	81,428	74,635
Deferred revenue	123,916	115,892
Income Taxes	4,845	-
	____________	____________
Total current liabilities	379,990	364,262
	____________	____________
Long-term obligations:
Long-term debt and capital leases, net of current installments	353,439	104,210
Software and data licenses, net of current installments	22,976	37,494
	____________	____________
Total long-term obligations	376,415	141,704
	____________	____________

Deferred income taxes	77,916	79,079

Commitments and contingencies

Stockholders' equity:
Common stock	10,946	10,440
Additional paid-in capital	677,026	588,156
Unearned stock-based compensation	(1,941)	-
Retained earnings	410,278	363,556
Accumulated other comprehensive loss	2,205	12,616
Treasury stock, at cost	(392,337)	(159,934)
	___________	___________

Total stockholders' equity	706,177	814,834
	___________	___________
	$ 1,540,498	$ 1,399,879

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF FREE CASH FLOW TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Yr ended
	6/30/2002	9/30/2002	12/31/2002	3/31/2003	3/31/2003

Net cash provided by operating activities	60,243	53,446	76,992	63,112	253,793

Proceeds received from disposition of assets	45	155	-	93	293
Capitalized software	(8,652)	(8,958)	(8,726)	(8,237)	(34,573)
Capital expenditures	(1,916)	(3,000)	(5,893)	(2,403)	(13,212)
Deferral of costs	(3,240)	(4,108)	(3,796)	(3,883)	(15,027)
Proceeds from sale and leaseback transaction	-	7,729	-	-	7,729

Free cash flow	46,480	45,264	58,577	48,682	199,003

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Yr ended
	6/30/2003	9/30/2003	12/31/2003	3/31/2004	3/31/2004

Net cash provided by operating activities	48,125	49,909	79,282	82,567	259,883

Proceeds received from disposition of assets	506	192	39	2,046	2,783
Capitalized software	(6,335)	(7,296)	(6,510)	(7,703)	(27,844)
Capital expenditures	(1,588)	(3,036)	(7,637)	(9,917)	(22,178)
Deferral of costs	(6,026)	(4,006)	(5,312)	(9,537)	(24,881)

Free cash flow	34,682	35,763	59,862	57,456	187,763

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Yr ended
	6/30/2004	9/30/2004	12/31/2004	3/31/2005	3/31/2005

Net cash provided by operating activities	34,714	61,742	82,805	67,753	247,014

Capitalized software	(4,107)	(4,721)	(5,706)	(5,760)	(20,294)
Capital expenditures	(1,823)	(4,813)	(3,132)	(4,562)	(14,330)
Deferral of costs	(9,610)	(11,113)	(15,502)	(17,203)	(53,428)

Free cash flow	19,174	41,095	58,465	40,228	158,962

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Yr ended
	6/30/2005	9/30/2005	12/31/2005	3/31/2006	3/31/2006

Net cash provided by operating activities	61,476	44,785	95,414	74,158	275,833

Proceeds received from disposition of assets	-	3,613	1,510	-	5,123
Capitalized software	(5,673)	(5,809)	(5,204)	(5,217)	(21,903)
Cash collected from sale of software	-	-	20,000	-	20,000
Capital expenditures	(2,929)	(3,025)	(401)	(493)	(6,848)
Deferral of costs	(16,192)	(18,703)	(19,603)	(15,956)	(70,454)

Free cash flow	36,682	20,861	91,716	52,492	201,751

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the Three Months Ended
	March 31,
	2006	2005
Cash flows from operating activities:
Net earnings	23,059	14,858
Non-cash operating activities:
Depreciation and amortization	58,787	55,204
Loss (gain) on disposal or impairment of assets, net	(346)	(361)
Deferred income taxes	(2,403)	3,232
Tax benefit of stock options and warrants	19,097	9,043
Non-cash stock compensation expense	345	3,595
Changes in operating assets and liabilities:
Accounts receivable	(7,324)	(21,540)
Other assets	(4,450)	(19,367)
Accounts payable and other liabilities	(9,043)	1,013
Deferred revenue	(3,564)	22,076
	____________	____________
Net cash provided by operating activities	74,158	67,753
	____________	____________
Cash flows from investing activities:
Capitalized software	(5,217)	(5,760)
Capital expenditures	(493)	(4,562)
Deferral of costs	(15,956)	(17,203)
Payments received from investments	905	235
Net cash paid in acquisitions	(117)	(18,612)
	____________	____________
Net cash used by investing activities	(20,878)	(45,902)
	____________	____________
Cash flows from financing activities:
Proceeds from debt	14,746	86,346
Payments of debt	(91,079)	(93,566)
Dividends paid	(4,338)	(4,290)
Sale of common stock	27,007	5,776
Acquisition of treasury stock	(1,905)	(33,551)
	____________	____________
Net cash used by financing activities	(55,569)	(39,285)
	____________	____________
Effect of exchange rate changes on cash	88	(275)
	____________	____________

Net increase in cash and cash equivalents	(2,201)	(17,709)
Cash and cash equivalents at beginning of period	9,906	21,894
	____________	____________
Cash and cash equivalents at end of period	7,705	4,185
	____________	____________
Supplemental cash flow information:
Cash paid during the period for:
Interest	9,553	7,064
Income taxes	4,561	385
Payments on capital leases and installment payment arrangements	18,342	11,241
Payments on software and data license liabilities	5,459	5,151

Noncash investing and financing activities:
Software licenses and maintenance acquired under software obligation	6,570	1,200
Acquisition of property and equipment under capital lease
and installment payment arrangements	14,884	24,268
Construction of assets under construction loan	3,572	3,853
	____________	____________

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Twelve Months Ended

	March 31,

	2006	2005

Cash flows from operating activities:
Net earnings	64,128	69,718
Non-cash operating activities:
Depreciation and amortization	231,137	195,120
Loss (gain) on disposal or impairment of assets, net	(1,797)	(411)
Deferred income taxes	9,998	34,165
Tax benefit of stock options and warrants	19,097	9,043
Non-cash stock compensation expense	1,313	3,595
Changes in operating assets and liabilities:
Accounts receivable	(21,162)	(44,286)
Other assets	(26,197)	(21,898)
Accounts payable and other liabilities	(6,253)	(22,461)
Deferred revenue	5,569	24,429
	____________	____________
Net cash provided by operating activities	275,833	247,014
	____________	____________
Cash flows from investing activities:
Disposition of operations	4,844	-
Sale of assets	5,123	-
Capitalized software	(21,903)	(20,294)
Capital expenditures	(6,848)	(14,330)
Cash collected from the sale of software	20,000	-
Deferral of costs	(70,454)	(53,428)
Payments received from investments	3,760	2,533
Net cash paid in acquisitions	(144,626)	(42,200)
	____________	____________
Net cash used by investing activities	(210,104)	(127,719)
	____________	____________
Cash flows from financing activities:
Proceeds from debt	437,868	216,138
Payments of debt	(307,120)	(311,350)
Dividends paid	(17,406)	(14,649)
Sale of common stock	58,616	43,984
Acquisition of treasury stock	(233,770)	(63,759)
	____________	____________
Net cash used by financing activities	(61,812)	(129,636)
	____________	____________
Effect of exchange rate changes on cash	(397)	171
	____________	____________

Net increase in cash and cash equivalents	3,520	(10,170)
Cash and cash equivalents at beginning of period	4,185	14,355
	____________	____________
Cash and cash equivalents at end of period	7,705	4,185

	____________	____________
Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	27,958	20,473
Income taxes	4,185	1,465
Payments on capital leases and installment payment arrangements	72,232	60,886
Payments on software and data license liabilities	29,069	24,748
Noncash investing and financing activities:
Issuance of stock options and warrants for acquisitions	7,541	1,833
Software licenses and maintenance acquired under software obligation	14,950	13,882
Acquisition of property and equipment under capital lease
and installment payment arrangements	85,261	90,627
Construction of assets under construction loan	10,772	21,832
	____________	____________

ACXIOM CORPORATION AND SUBSIDIARIES
SUMMARIZED SUPPLEMENTAL CASH FLOW INFORMATION
(Unaudited)
(Dollars in thousands)
					For the Twelve
	For the Three Months Ended				Months Ended
	6/30/05	9/30/05	12/31/05	3/31/06	March 31, 2006

Free cash flow	36,682	20,861	91,716	52,492	201,751
Increase (Decrease) in revolver	259,800	96,665	(66,378)	(48,736)	241,351
Debt payments (excluding payments on line of credit)	(32,224)	(23,729)	(27,053)	(27,597)	(110,603)
Sale of common stock	13,527	8,024	10,058	27,007	58,616
Acquisition of treasury stock	(160,354)	(69,081)	(2,430)	(1,905)	(233,770)
Dividends paid	(4,432)	(4,377)	(4,259)	(4,338)	(17,406)
Payments received from investments	721	41	2,093	905	3,760
Proceeds from the disposition of operations	-	1,529	3,315	-	4,844
Net cash paid in acquisitions	(106,719)	(34,807)	(2,983)	(117)	(144,626)
Effect of exchange rate changes on cash	(297)	(53)	(135)	88	(397)

Net increase (decrease) in cash	6,704	(4,927)	3,944	(2,201)	3,520

ACXIOM CORPORATION

Financial Road Map[1]
(as of March 31, 2006)

	Actual	Actual	Target	Actual	Target	Long-Term Goals
Years Ending March 31,	Fiscal 2005	Q4 Fiscal 2006	Fiscal 2006	Fiscal 2006	Fiscal 2007	Fiscal 2010

U.S. Revenue Growth	9.0%	9.6%	13% to 15%	13.6%	7% to 10%	8% to 11% (CAGR)
U.S. Revenue	$1,011 million	$296 million	$1,140 to $1,160 mil	$1,148 million	$1,230 to $1,260 mil	-

International Revenue Growth	152.9%	-7.9%	-10% to -20%	-13.0%	0% to 5%	5% to 8% (CAGR)
International Revenue	$213 million	$49 million	$170 to $190 mil	$185 million	$185 to $195 mil	-

U.S. Operating Margin	11.3%	13.9%		11.6%	14% to 15%	16% to 18%
Adjusted U.S. Operating Margin	11.3%	13.9%	11.5% to 12.5%	12.4%[3]

International Operating Margin	3.9%	7.0%		-1.1%	2% to 4%	12% to 15%
Adjusted International Operating Margin	3.9%	7.0%	1% to 2%	2.5%[3]

Return on Assets [2]	9.2%	8.5%		8.5%	11% to 13%	14% to 17%
Adjusted Return on Assets [2]		9.5%[3]	9% to 10%	9.5%[3]

Return on Invested Capital [2]	11.0%	11.4%[3]	11% to 12%	11.4%[3]	13% to 15%	16% to 19%

Operating Cash Flow	$247 million	$74 million	$250 to $270 mil	$276 million	$280 to $300 mil	$320 to $360 mil

Free Cash Flow	$159 million	$52 million	$160 to $180 mil	$202 million	$175 to $195 mil	$185 to $225 mil

Revolving Credit Line Balance	$11 million	$252 million	$200 to $375 mil	$252 million	< $500 mil	< $500 mil

Dividends Per Share	$0.17	$0.05	$0.20	$0.20	$0.22	$0.24 to $0.28

1 Assumptions and definitions are defined on the following schedule: "Financial Road Map assumptions and definitions"
2 ROA and ROIC are calculated on a trailing 4 quarters basis.

3 Results exclude unusual charges of $9.1 million for U.S. and $6.7 million for International in the quarter ended September 30, 2005. These charges are excluded when calculating performance compared to the Road Map since they were not considered in setting the Road Map target. All other time periods are as reported for GAAP.

ACXIOM CORPORATION
(as of March 31, 2006)

Financial Road Map Assumptions and Definitions

Assumptions

1.	The effective tax rate is projected to be approximately 38% for future years.
2.	Interest rates are assumed to increase slightly over the current levels.
3.	Excluding acquired credits, the Company expects to utilize all of its federal credits and begin paying regular tax in fiscal 2007. The Company expects to gradually begin paying state taxes as state NOLs are utilized.
4.	The Company will pay incentives under its bonus plan of $15 to $25 million for each of the years beginning in fiscal 2007 based on achievement of the Company's business plan.
5.	The Company will maintain a relatively constant mix of business for each of its three business segments.
6.	Foreign exchange rates will remain at approximately the current levels.
7.	Stock repurchases will be in amounts that yield the highest shareholder return considering all other uses for the available cash.
8.	Diluted outstanding shares will increase slightly to reflect the impact of in-the-money options as the stock price increases.
9.	Long-term goals are based on the Company's current assessment of opportunities and are subject to change. There are risks associated with obtaining these goals which are explained under forward looking statements in the press release accompanying this Financial Road Map. Acxiom disclaims any obligation to update the information contained in this Financial Road Map.

Definitions

1.	Revenue Growth is defined as the percentage growth compared to the previous corresponding fiscal year or comparable period.
2.	Operating Margin is defined as the income from operations as a percentage of revenue.
3.	Return on Assets (ROA) is defined as income from operations divided by average total assets for the trailing four quarters.
4.	Return on Invested Capital (ROIC) is defined as income from operations adjusted for the implied interest expense included in operating leases divided by the trailing four quarters' average invested capital. The implied interest adjustment for operating leases is calculated by multiplying the average quarterly balances of the present value of operating leases [(beginning balance + ending balance)/2] x an 8% implied interest rate on the leases.
Average invested capital is defined as the trailing four-quarter average of the ending quarterly balances for total assets less operating cash, less non-interest bearing liabilities, plus the present value of operating leases.
5.	Operating Cash Flow is as shown on the Company's cash flow statement.
6.	Free Cash Flow is defined as cash flow from operating activities less cash flow from investing activities excluding net cash paid or received for acquisitions and divestitures, joint ventures and investments.
7.	Revolving Credit Line Balance is defined as actual funds borrowed under the Company’s revolving line of credit facility at the end of the period.
8.	Dividends Per Share is defined as the sum of the dividends for that period.

Reconciliation of Non-GAAP Measurements
(Dollars in thousands)
(as of March 31, 2006)

	Actual	Actual	Target	Actual	Target	Long-Term Goals
Years Ending March 31,	Fiscal 2005	Q4 Fiscal 2006	Fiscal 2006	Fiscal 2006	Fiscal 2007	Fiscal 2010

U.S. Operating Margin

U.S. Revenue	1,010,513	295,795		1,147,641

U.S. Operating Income	113,992	41,169		133,072
U.S. Operating Income Margin	11.3%	13.9%		11.6%

Gains, losses and nonrecurring items, net	0	0		6,147
ValueAct Defense	0	0		2,216
Lawsuit Expenses	0	0		761
Adjusted U.S. Operating Income (6)	113,992	41,169		142,196
Adjusted U.S. Operating Income Margin (6)	11.3%	13.9%		12.4%

Free Cash Flow

Net cash provided by operating activities	247,014	74,158	250,000		270,000	275,833	280,000		300,000	320,000		360,000

Proceeds received from disposition of assets	0	0	0		0	5,123	0		0	0		0
Capitalized software	(20,294)	(5,217)	(20,000)		(20,000)	(21,903)	(23,000)		(23,000)	(25,000)		(25,000)
Proceeds received from sale of software	0	0	0		0	20,000	10,000		10,000	0		0
Capital expenditures	(14,330)	(493)	(15,000)		(15,000)	(6,848)	(16,000)		(16,000)	(20,000)		(20,000)
Deferral of costs	(53,428)	(15,956)	(55,000)		(55,000)	(70,454)	(76,000)		(76,000)	(90,000)		(90,000)

Free cash flow	158,962	52,492	160,000	to	180,000	201,751	175,000	to	195,000	185,000	to	225,000

Free cash flow as defined by the Company may not be comparable to similarly titled measures reported by other companies. Management of the Company has included free cash flow in this Financial Road Map because although free cash flow does not represent the amount of money available for the Company's discretionary spending since certain obligations of the Company must be funded out of free cash flow, management believes that it provides investors with a useful alternative measure of liquidity by allowing an assessment of the amount of cash available for general corporate and strategic purposes, including debt payments, after funding operating activities and capital expenditures, capitalized software expenses and deferred costs.

The above table reconciles free cash flow to cash provided by operating activities, the nearest comparable GAAP measure.

Actual	Actual	Target	Actual	Target	Long-Term Goals
Fiscal 2005	Q4 Fiscal 2006	Fiscal 2006	Fiscal 2006	Fiscal 2007	Fiscal 2010

Return on Assets (ROA) and		Adjusted			Adjusted		ROA		ROIC			Adjusted		ROA		ROIC		ROA		ROIC
Return on Invested Capital (ROIC)[5]	ROA	ROA	ROIC	ROA	ROA	ROIC	Low	High	Low	High	ROA	ROA	ROIC	Low	High	Low	High	Low	High	Low	High

Numerator:
Income from operations	122,192	122,192	122,192	131,083	131,083	131,083	141,000		160,000	141,000		160,000	131,083	131,083	131,083	175,500		196,900	175,500		196,900	268,600		337,600	268,600		337,600
Unusual Charges, Net (6)	0	0	0		15,776	15,776	0		0	0		0		15,776	15,776	0		0	0		0	0		0	0		0
Add implied interest on operating leases (1)			13,903			11,696				14,200		14,200			11,696				11,000		11,000				9,000		9,000
	122,192	122,192	136,095	131,083	146,859	158,554	141,000		160,000	155,200		174,200	131,083	146,859	158,554	175,500		196,900	186,500		207,900	268,600		337,600	277,600		346,600

Denominator:
Average total assets (2)	1,321,122	1,321,122	1,321,122	1,549,933	1,549,933	1,549,933	1,542,000		1,552,000	1,542,000		1,552,000	1,549,933	1,549,933	1,549,933	1,566,000		1,574,000	1,566,000		1,574,000	1,864,000		1,965,000	1,864,000		1,965,000
Less average cash (3)			(11,858)			(8,616)				(6,300)		(12,700)			(8,616)				(10,000)		(10,000)				(10,000)		(10,000)
Less average non-interest bearing current liabilities (4)			(246,280)			(288,063)				(280,000)		(280,200)			(288,063)				(277,000)		(288,000)				(261,000)		(285,000)
Plus average present value of operating leases (1)			168,734			135,190				180,000		179,500			135,190				133,000		133,000				114,000		114,000

	1,321,122	1,321,122	1,231,717	1,549,933	1,549,933	1,388,444	1,542,000		1,552,000	1,435,700		1,438,600	1,549,933	1,549,933	1,388,444	1,566,000		1,574,000	1,412,000		1,409,000	1,864,000		1,965,000	1,707,000		1,784,000

Return on invested capital	9.2%	9.2%	11.0%	8.5%	9.5%	11.4%	9%	to	10%	11%	to	12%	8.5%	9.5%	11.4%	11%	to	13%	13%	to	15%	14%	to	17%	16%	to	19%

Notes
1

Average present value of operating leases is the average for the trailing 4 quarter ends of the present value of future payments on operating leases, discounted at 8% which is the assumed implicit interest rate included in the leases. The implied interest added to the numerator is the 8% assumed interest charge on the average quarterly balance [(beginning + Ending) / 2] of the present value of the leases.
2	Average total assets is the average of the GAAP amount for the trailing 4 quarter ends.
3

Average cash is the average of the GAAP amount for the trailing 4 quarter ends. Future cash balances above $10.0 million are assumed to be invested at money market rates and are excluded from this operating cash adjustment.

4	Average non-interest bearing current liabilities is the average for the trailing 4 quarter ends of all current liabilities excluding the current portion of long-term debt.
5	ROA and ROIC figures are calculated on a trailing 4 quarters basis.
6

Results exclude unusual charges of $9.1 million for U.S. and $6.7 million for International in the quarter ended September 30, 2005. These charges are excluded when calculating performance compared to the Road Map since they were not considered in setting the Road Map target.

All other time periods are as reported for GAAP.

Return on Invested Capital (ROIC) as defined by the Company, may not be comparable to similarly titled measures reported by other companies. Management of the Company has included ROIC in this

Financial Road Map because it measures the capital efficiency of our business. ROIC does not consider whether the business is financed with debt or equity; rather ROIC calculates a return on all capital invested in the business.

The above table reconciles ROIC to a ROA calculation using GAAP numbers. The Company uses ROIC in a number of ways, including pricing analysis, capital expenditure evaluation, and merger and acquisition valuation.